UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2024

ONYX ACQUISITION CO. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41003	98-1584432
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 5th Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 974-2844

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ONYXU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ONYX	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ONYXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or R2b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2024, Onyx Acquisition Co. I (the “Company”) received a written notice (the “MVPHS Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not meet the $15,000,000 minimum market value of publicly held shares required to maintain continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”) for the 30-business day period ended April 3, 2024. Under applicable Nasdaq rules, the Company will have 180 calendar days from the date of the MVPHS Notice, or until October 2, 2024, to regain compliance by meeting the continued listing requirements. Specifically, the market value of the Company's publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days. If the Company is unable to regain compliance with the MVPHS Rule by October 2, 2024, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. The Company may, at that time, request a hearing to appeal the delisting determination, which appeal will ordinarily suspend such delisting determination until a decision is issued by Nasdaq subsequent to the hearing. There can be no assurance that any such appeal would be successful.

On April 5, 2024, the Company also received a written notice (the “Public Float Notice”) from the Staff, notifying the Company that it no longer met the minimum 1,100,000 publicly held shares required to maintain continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(2)(B) (the “Public Float Standard”). Under applicable Nasdaq rules, the Company will have 45 calendar days to provide Nasdaq a plan to regain compliance with the continued listing requirements, and then, if the plan is accepted, an additional up to 180 calendar days from the date of the Public Float Notice, or until October 2, 2024, to regain compliance with the Public Float Standard. If the plan is not accepted, under Nasdaq Listing Rule 5815(a), the Company may appeal the decision to a Hearings Panel. There can be no assurance that any such appeal would be successful.

The MVPHS Notice and the Public Float Notice do not impact the listing of the Company’s Class A ordinary shares, par value $0.0001 per share, on the Nasdaq Global Market at this time. The Company is currently evaluating various courses of action to regain compliance with the MVPHS Rule and the Public Float Standard.

In connection with the foregoing and the previously disclosed written notice from the Staff relating to the Company’s non-compliance with the round lot holder requirement under Nasdaq Listing Rule 5450(a)(2), the Company submitted an application for a transfer from the Nasdaq Global Market to the Nasdaq Capital Market on April 8, 2024. However, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria or meet the continued listing requirements of the Nasdaq Capital Market.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K (this “Report”) may be considered forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 with respect to the Company’s ability to regain and maintain compliance with Nasdaq Listing Rule 5450(b) or to transfer its securities to the Nasdaq Capital Market. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company or its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this Report represent the views of the Company as of the date of this Report. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2024	ONYX ACQUISITION CO. I

	By:	/s/ Michael Stern
	Name:	Michael Stern
	Title:	Director, Chairman and Chief Executive Officer

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